                                   EXHIBIT 11


                Computations of Earnings Per Share Information,

           Primary and Fully Diluted, from Earnings Before Cumulative

                       Effect of Change in the Method of

                 Accounting for Income Taxes and Net Earnings.





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


                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                  PRIMARY-EARNINGS BEFORE CUMULATIVE EFFECT OF

              CHANGE IN THE METHOD OF ACCOUNTING FOR INCOME TAXES



                                                            Three Months Ended         Nine Months Ended
                                                                 March 31,                  March 31,
                                                            ------------------         -----------------
                                                              1995      1994             1995      1994
                                                            ------------------         -----------------

                                                                        (in thousands, except
                                                                          per share amounts)
Earnings before cumulative effect of change
  in the method of accounting for income taxes
  per share - primary . . . . . . . . . . . . . . . . . .    $3,474    $4,242          $4,342     $5,321
                                                             ======    ======          ======     ======

Weighted average number of
  common and common equivalent
  shares outstanding  . . . . . . . . . . . . . . . . . .     1,258     1,247           1,260      1,244
                                                              =====     =====           =====     ======

Earnings before cumulative effect of change
  in the method of accounting for income taxes
  per common and common equivalent share - primary  . . .     $2.76     $3.40           $3.45      $4.28
                                                              =====     =====           =====      =====

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                             PRIMARY - NET EARNINGS


                                                           Three Months Ended          Nine Months Ended
                                                                March 31,                   March 31,
                                                           ------------------          -----------------
                                                            1995      1994              1995      1994
                                                           ------------------          -----------------

                                                                         (in thousands, except
                                                                           per share amounts)
Net earnings for computing earnings
  per share - primary . . . . . . . . . . . . . . . . . .  $3,474    $4,242            $4,342    $5,771
                                                           ======    ======            ======    ======

Weighted average number of
  common and common equivalent
  shares outstanding  . . . . . . . . . . . . . . . . . .   1,258     1,247             1,260     1,244
                                                            =====     =====             =====    ======

Net earnings per common and
  common equivalent share-primary . . . . . . . . . . . .   $2.76     $3.40             $3.45     $4.64
                                                            =====     =====             =====     =====





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

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                  FULLY DILUTED - EARNINGS BEFORE CUMULATIVE

         EFFECT OF CHANGE IN THE METHOD OF ACCOUNTING FOR INCOME TAXES

                                                               Three Months Ended                Nine Months Ended
                                                                    March 31,                        March 31,
                                                           --------------------------       ----------------------------
                                                              1995           1994              1995             1994
                                                           -----------    -----------       -----------      -----------
                                                                               (in thousands, except
                                                                                 per share amounts)
Earnings before cumulative effect of change
 in the method of accounting for income taxes
 for computing earnings per share - primary . . . . . . .     $3,474         $4,242            $4,342           $5,321
Reduction of interest expense less applicable
 income taxes assuming conversion of 7% convertible
 subordinated debentures due 2011 . . . . . . . . . . . .        280            280               853              853
                                                                ----           ----              ----             ----

Earnings before cumulative effect of change in
 the method of accounting for income taxes for
 computing earnings per share-fully diluted . . . . . . .     $3,754         $4,522            $5,195           $6,174
                                                              ======         ======            ======           ======

Weighted average number of common and
 common equivalent shares outstanding . . . . . . . . . .      1,258          1,250             1,263            1,249

Addition from assumed conversion as of the beginning
 of each period of the 7% convertible subordinated
 debentures outstanding at the end of each period . . . .        885            885               885              885
                                                                ----           ----              ----             ----

Weighted average number of common and common
 equivalent shares outstanding on a fully
 diluted basis  . . . . . . . . . . . . . . . . . . . . .      2,143          2,135             2,148            2,134
                                                               =====          =====             =====            =====

Earnings before cumulative effect of change in the
 method of accounting for income taxes per common
 and common equivalent share - fully diluted  . . . . . .      $1.75          $2.12             $2.42            $2.89
                                                               =====          =====             =====            =====

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE INFORMATION

                         FULLY DILUTED - NET EARNINGS

                                                               Three Months Ended                   Nine Months Ended
                                                                     March 31,                          March 31,
                                                           -----------------------------       ----------------------------
                                                              1995              1994              1995             1994
                                                           -----------       -----------       -----------      -----------
                                                                                (in thousands, except
                                                                                  per share amounts)
Net earnings for computing
 earnings per share - primary . . . . . . . . . . . . . .     $3,474            $4,242            $4,342           $5,771

Reduction of interest expense less applicable income
 taxes assuming conversion of 7% convertible
 subordinated debentures due 2011 . . . . . . . . . . . .        280               280               853              853
                                                                ----              ----            ------           ------

Net earnings for computing earnings
 per share-fully diluted  . . . . . . . . . . . . . . . .     $3,754            $4,522            $5,195           $6,624
                                                              ======            ======            ======           ======

Weighted average number of common and common
 equivalent shares outstanding  . . . . . . . . . . . . .      1,258             1,250             1,263            1,249

Addition from assumed conversion as of the beginning
 of each period of the 7% convertible subordinated
 debentures outstanding at the end of each period . . . .        885               885               885              885
                                                               -----             -----             -----            -----

Weighted average number of common and common
 equivalent shares outstanding on a fully diluted
 basis  . . . . . . . . . . . . . . . . . . . . . . . . .      2,143             2,135             2,148            2,134
                                                               =====             =====             =====            =====

Net earnings per common and
 common equivalent share - fully diluted  . . . . . . . .      $1.75             $2.12             $2.42            $3.10
                                                               =====             =====             =====            =====





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